Exhibit 10.20(c)

CABOT OIL & GAS CORPORATION

SAVINGS INVESTMENT PLAN

(As Amended and Restated Effective January 1, 2001)

Third Amendment

Cabot Oil & Gas Corporation, a Delaware corporation (the “Company”), having established the Cabot Oil & Gas Corporation Savings Investment Plan, as amended and restated January 1, 2001 and as thereafter amended (the “Plan”), and having reserved the right under Section 10.4 thereof to amend the Plan, does hereby amend the Plan, effective as of January 1, 2005, as follows:

1. Section 4.1 of the Plan is hereby amended by deleting the phrase “twenty-five percent (25%)” as it appears in Section 4.1 and replacing each such occurrence with the phrase “fifty percent (50%).”

2. The fourth paragraph of Section 8.1 of the Plan is hereby amended by inserting the following as a new third sentence:

“Notwithstanding the above, in the event of a distribution referenced above which is greater than $1,000 but less than $5,000, if the Member does not elect to have such distribution paid directly to an eligible retirement plan specified by the Member in a direct rollover, or to receive the distribution directly in accordance with the provisions stated elsewhere herein, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan or account designated by the Plan Administrator in its sole discretion.”

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer this      day of                      2005, but effective as specified herein.

CABOT OIL & GAS CORPORATION

By:
Name:
Title:

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